June 19, 1998



EMC Corporation
35 Parkwood Drive
Hopinkton, Massachusetts 01748

Ladies and Gentlemen:

     This opinion is furnished to you in connection with a registration statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, for the registration of 1,000,000 shares of Common Stock, $.01 par value per share (the "Shares"), of EMC Corporation, a Massachusetts corporation (the "Company"). The Shares are to be sold from time to time pursuant to the Company's 401 (k) Savings Plan (the "Plan").

     We are informed by the Company, and we have assumed for the purposes of this opinion, that the Shares will be outstanding shares of Common Stock of the Company purchased by the Trustee of the Plan in the open market or in private transactions.

     We have examined and relied upon such documents, records, certificates and other instruments as we have deemed necessary for the purpose of this opinion.

     The Company, as sponsor for the Plan, has informed us that it intends to submit the Plan to the appropriate Key District Director of the Internal Revenue Service and to request from him or her a favorable determination letter as to the Plan's qualified status under section 401 (a) of the Code. The Company may be required to modify the Plan at the request of the Internal Revenue Service in order to obtain this favorable determination letter. The Company has informed us that it will make all such necessary modifications.

     Based on the foregoing statements of the Company and our review of the provisions of the Plan, in our opinion the form of the Plan, as may be modified at the request of the Internal Revenue Service, satisfies the requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). We express no opinion as to any matter other than as expressly set forth herein, and no other opinion is intended to be implied nor may be inferred here from. In particular, but not in limitation of the foregoing, we express no opinion as to whether the Plan operationally satisfies the requirements of ERISA.

     We hereby consent to the filing of this opinion as part of the Registration Statement.

     We understand that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

                              Very truly yours,


                              /s/Ropes & Gray

                              Ropes & Gray